ARTICLES OF INCORPORATION
                                       OF
                               SMI PRODUCTS, INC.


                                   ARTICLE 1
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SECTION 1.01 CORPORATION NAME. The name of the Corporation is:SMI PRODUCTS, INC.
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                                   ARTICLE 2
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SECTION 2.01 PRINCIPAL OFFICE. The corporation may maintain an office, or
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offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.


                                   ARTICLE 3
                                   ---------


SECTION 3.01 NATURE OF THE BUSINESS. The initial nature of the Corporations
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business is to provide consulting services to businesses. The Corporation may engage in any lawful activity for which a corporation may be arranged under the General Laws of Nevada.

SECTION 3.02 ADDITIONAL ACTIVITIES. The Corporation may engage in any lawful
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activity including, but not limited to, the following:

(A)  Shall have the power to make contracts.

(B) Shall have the power to purchase, hold, and sell or convey Real Property or Personal Property. The Corporation may purchase, hold, or sell Real Property or Personal Property in the State of Nevada or in any other State, Territory of the United States, or any Country.

(C) Shall have the power to appoint such officers or agents as the officers of the corporation shall require, and shall have the power to pay compensation for the services provided.

(D) Shall have the power to borrow money and contract debts as necessary for the benefit of the Corporation's business.

(E) Shall have the power to lend money as is necessary for the benefit of the corporation's business.

(F) Shall have the power to enter into General or Limited Partnerships, Joint Ventures or other business associations.

(G) Shall have the power to make donations for the benefit of the public wel-fare, charitable, scientific or educational purposes.

                                   ARTICLE 4
                                   ---------


SECTION 4.01 CAPITAL STOCK. The Corporation is authorized to issue Twenty Five
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Million (25,000,000) shares of stock with a par value of $00.001. The stock shall be common stock.

SECTION 4.02 USE OF STOCK. The Board of Directors may fix the use of the stock
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from time to time as they deem necessary for the carrying out of the Corpora-
tion's business.


                                   ARTICLE 5
                                   ---------


SECTION 5.01 GOVERNING BOARD. The Governing Board of the Corporation shall be
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known as Directors.  The Board of Directors shall be elected by the stockholders at the annual meeting, or such other time as the bylaws may provide, and shall hold office until their successors are respectively elected and qualified.

SECTION 5.02 NUMBER OF DIRECTORS. The initial Board of Directors shall number
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one (1) Director.  The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of Directors conforms to the Statutes of the Corporation Law of the State of Nevada.

SECTION 5.03 INITIAL DIRECTORS NAME AND ADDRESS. The name and post office
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address of the initial Board of Director is:

                          Philip Herr
                          5025 S. McCarran Blvd., #178
                          Reno, NV  89502


                                   ARTICLE 6
                                   ---------


SECTION 6.01 ASSESSMENT OF STOCKHOLDERS FOR CORPORATE DEBT & ELIMINATING
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PERSONAL LIABILITY. The Capital Stock after issuance and the subscription price
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has been paid are not  assessable to pay for the debts of the  Corporation.  The private property of Shareholders, Directors, Officers, employees and/or Agents of the Corporation shall be forever exempt from all corporate debts of any kind whatsoever. Personal liability shall be eliminated or limited to the maximum extent allowed under NRS 78.037 for all directors, officers, or stockholders except for acts or omissions which include misconduct or


                                   ARTICLE 7
                                   ---------


INCORPORATORS. The name and post office address of the incorporators signing the
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articles of Incorporation are:

                          Johnathan Silbert
                          5025 S. McCarran Blvd., #178
                          Reno, NV  89502

                                   ARTICLE 8
                                   ---------


LIFE OF CORPORATION EXISTENCE. The Corporation is to have perpetual existence.
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                                   ARTICLE 9
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RESIDENT AGENT. The resident agent for this Corporation shall be:
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                          American Corporate Register Inc.
                          5025 S. McCarran Blvd., #178
                          Reno, NV  89502


                                  NOTARIZATION
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I hereby sign as the incorporator for the above corporation.
June 14, 1996



                          /s/ PHILIP HERR
                          -------------------------------------------
                              Philip Herr
                              Incorporator



State of California)
County of San Diego) ss

On June 14, 1996, personally appeared before me, a notary public in the State of California, PHILIP HERR, personally known to me to be the person whose name is subscribed to the above instrument who acknowledges that he or she executed this instrument.



/s/ SHARON LINDE-JACKSON            [Official Seal     Official Seal
--------------------------           Logo of San       Sharon Linde-Jackson
    Sharon Linde-Jackson             Diego County      Notary Public-California
    Notary Public                    Appears Here]     Comm. No. 1072104
                                                       San Diego County
                                                       My Comm. Exp. Sept. 17,
                                                       1999.